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                                                                     Exhibit 4.2

                                                                  EXECUTION COPY



                     GE FINANCIAL ASSURANCE HOLDINGS, INC.


                     THE CHASE MANHATTAN BANK, as Trustee,
                     Paying Agent and Exchange Rate Agent


                    CHASE MANHATTAN BANK, LUXEMBOURG, S.A.,
                                as Paying Agent

                         First Supplemental Indenture

                           Dated as of June 26, 2001

              (Supplement to Indenture dated as of June 26, 2001)


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          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 26, 2001 (the
"First Supplemental Indenture"), by and among GE Financial Assurance Holdings, Inc., a Delaware corporation (the "Company"), The Chase Manhattan Bank, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee"), paying agent and exchange rate agent, and Chase Manhattan Bank, Luxembourg, S.A., a company organized under the laws of Luxembourg, as paying agent.

                             W I T N E S S E T H :

          WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of June 26, 2001 between the Company and the Trustee (the "Indenture"), providing for the issuance by the Company from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as many from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

          WHEREAS, Section 10.01 of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture without the consent of the holders of the Securities in order to establish the form or terms of Securities of any series pursuant to Sections 2.01 and 2.02 of the Indenture and to make such other provisions in regard to matters or questions arising under the Indenture which shall not adversely affect the interests of the holders of the Securities; and

          WHEREAS, the Company has determined that this First Supplemental Indenture complies with Section 10.01(d) and Section 10.01(e) and does not require the consent of any holders of Securities;

          WHEREAS, on the basis of the foregoing, the Trustee has determined that this First Supplemental Indenture is in form satisfactory to it; and

          WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement according to its terms have been done;

          NOW, THEREFORE:

          In consideration of the premises contained herein and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the proportionate benefit of the respective holders from time to time of the Securities as follows:

          1. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
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          2.   Section 1.01 of the Indenture is amended and supplemented by adding the following definitions therein, in the appropriate alphabetical sequence:

               Common Depositary:
               ------------------

               The term "Common Depositary" means a common depositary of Securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream"), each in its capacity as Depositary, and shall initially be The Chase Manhattan Bank.

               Conversion Event:
               -----------------

               The term "Conversion Event" means the unavailability of any Foreign Currency or currency unit due to the imposition of exchange controls or other circumstances beyond the Company's control.

               Depositary:
               -----------

               The term "Depositary" means with respect to the Securities of any series issuable or issued in the form of a global Security, the clearing agency or other entity designated as Depositary by the Company pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each clearing agency who is then a Depositary hereunder, and if at any time there is more than one such clearing agency, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series, provided, that nothing herein shall prevent a series of Securities from having more than one Depositary.

               DTC Securities:
               ---------------

               Securities deposited with, or held by a custodian on behalf of, The Depository Trust Company and registered in the name of The Depository Trust Company or a nominee therefor.

               Exchange Rate Agent:
               --------------------

               The term "Exchange Rate Agent", with respect to Securities of any series, means, unless otherwise specified in the Securities of any series, a New York Clearing House bank designated pursuant to
               Section 2.11 or 2.12.
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               Foreign Currency:
               -----------------

               The term "Foreign Currency" means any Specified Currency other than Dollars.

               Paying Agent:
               -------------

               The term "Paying Agent" means The Chase Manhattan Bank or any other Person authorized by the Company to pay the principal of or interest on any Securities of any series on behalf of the Company.

          3. Section 2.01 of the Indenture is amended and supplemented by deleting the word "and" at the end of Section 2.01(19), inserting the following
Section 2.01(20) after Section 2.01(19) and renumbering Section 2.01(20) as
Section 2.01(21):

               "(20) whether the Securities of the series shall be issued in whole or in part in the form of one or more global Securities and, in such case, the Depositary or Depositaries for such global Security or Securities; and"

          4. Article Two of the Indenture is amended and supplemented by adding the following Section 2.01A after Section 2.01:

               "Section 2.01A.  Global Securities.  If the Company shall
                                -----------------
               establish pursuant to Section 2.01 that the Securities of a series are to be issued in whole or in part in the form of one or more global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more global Securities, (ii) shall be registered in the name of the Depositary and/or the Common Depositary for such global Security or Securities or the nominee of such Depositary or Common Depositary, (iii) shall be delivered by the Trustee to such Depositary or Common Depositary or pursuant to such Depositary's or Common Depositary's instruction and (iv) shall bear a legend substantially to the effect of: "Unless and until it is exchanged in whole or in part for Securities in definitive form, this global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary" or "Unless and until it is exchanged in whole or in part for Securities in definitive form, this global Security may not be transferred except as a whole by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary.

               Notwithstanding any other provision of this Section 2.01A or
               Section 2.06 unless and until it is exchanged in whole or in part for Securities in definitive form, a global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary or the Common Depositary for such series to a nominee of such Depositary or Common Depositary or by a nominee of such Depositary or Common Depositary to such Depositary or Common Depositary or another nominee of such Depositary or Common Depositary or by such Depositary or Common Depositary or any such nominee to a successor Depositary or Common Depositary for such series or a nominee of such successor Depositary or Common Depositary.

               If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for Securities of a series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Corporation within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute and the Trustee or an Authenticating Agent, upon receipt of a written order from an officer of the Company pursuant to Section 2.03 instructing the Trustee or its Authenticating Agent to authenticate and deliver definitive Securities of such series in exchange for the global Security or Securities therefor, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Security or Securities representing such series in exchange for such global Security or Securities.

               In the circumstances described above, an owner of a beneficial interest in the global Securities will be entitled to physical delivery in definitive form of Securities represented by the global Securities equal to its beneficial interest and to have such Securities registered in its name. Securities issued in definitive form will be issued as registered Securities in such denominations (and integral multiples thereof) as the Company shall specify pursuant to Section 2.01. Definitive Securities may be transferred upon presentation for registration in accordance with Section 2.06 at the offices or agencies designated by the Company pursuant to
               Section 4.02.

               If specified by the Company pursuant to Section 2.01 with respect to Securities of a series, the Depositary for such series of Securities may surrender a global Security for such series of Securities in exchange, in whole or in part, for Securities of such series in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute and the Trustee or an agent designated by the Trustee, upon receipt of a written order from an officer of the Company pursuant to Section 2.03, shall authenticate and deliver, without charge,

               (i) to each person specified by the Depositary, a new Security or Securities of the same series of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such person's beneficial interest in the global Security; and

               (ii) to the Depositary or the Common Depositary therefor, if applicable, a new global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities delivered to holders thereof.

               Upon the exchange of a global Security for Securities in definitive form, such global Security shall be cancelled by the Trustee. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such global Security shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

               No holder of a beneficial interest in any global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such global Security, and such Depositary, or the Common Depositary, as applicable, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Security."

          5. Section 2.02 of the Indenture is amended and supplemented by adding the following paragraph at the end thereof:

               "All Securities included in any one series need not be issued by the Company at the same time. Unless otherwise provided, a series may be reopened for issuances of additional securities in such series upon delivery of a written order of the Company, signed by its President, its Chairman or any Vice Chairman of the Board or one of its Vice Presidents and by its Treasurer, its Controller or its Secretary and the other documents, certificates and opinions required by Section 2.03(1) through (4)."

          6. Article Two of the Indenture is amended and supplemented by adding the following Sections at the end thereof:

               "Section 2.11.  Exchange of Currencies.  Unless otherwise
                               ----------------------
               specified in accordance with Section 2.01 with respect to any series of Securities, the following provisions shall apply:

               (a) Except as provided in Section 2.11(b) and (d) below, the principal of and interest on the DTC Securities of any series denominated in a Foreign Currency or currency unit will be payable by the Company in Dollars based on the equivalent of that Foreign Currency or currency unit converted into Dollars in the manner described in Section 2.11(c) below.

               (b) It may be provided pursuant to Section 2.01 with respect to the DTC Securities of any series denominated in a Foreign Currency or currency unit that holders of beneficial interests in such Securities shall have the option, subject to Section 2.11(d) below, to receive payments of principal of and interest on such Securities in such Foreign Currency or currency unit by delivering to the Trustee (or to any duly appointed Paying Agent) for such Securities of that series a written election, to be in form and substance satisfactory to such Trustee (or to any such Paying Agent), not later than the close of business on the Election Date immediately preceding the applicable payment date. If a holder so elects to receive such payments in such Foreign Currency or currency unit, such election will remain in effect for such holder until changed by such holder by written notice to the Trustee (or to any such Paying Agent) for the Securities of that series; provided, however, that any such change must be
                                 --------  -------
                    made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date; and provided, further, that no such change or election may
                        --------  -------
                    be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred, the Company has exercised any defeasance, satisfaction or discharge options pursuant to Article Twelve or notice of redemption has been given by the Company pursuant to Article Three. If any holder makes any such election, such election will not be effective as to any transferee of such holder and such transferee shall be paid in Dollars unless such transferee makes an election as specified above. Any holder who shall not have delivered any such election to the Trustee (or to any duly appointed Paying Agent) for the Securities of such series not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in Dollars.

               (c) With respect to any Securities of any series denominated in a Foreign Currency or currency unit and payable in Dollars, the amount of Dollars so payable will be determined by the Exchange Rate Agent after it shall have obtained a quotation from a recognized foreign exchange dealer (which may be the Exchange Rate Agent) selected by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date. Such foreign exchange dealer shall be requested, in providing its quote, to indicate its willingness to enter into an exchange transaction at the rate so quoted. If no such quotation is available payments shall be made in the Foreign Currency or currency unit. All currency exchange costs associated with any payment in Dollars on any such Securities will be borne by the holder thereof by deductions from such payment.

          (d) If a Conversion Event occurs with respect to a Foreign Currency or currency unit in which Securities of any series are payable, then with respect to each date for the payment of principal of and interest on the Securities of that series occurring after the last date on which such Foreign Currency or currency unit was used, the Company may make such payment in Dollars. The Dollar amount to be paid by the Company to the Trustee or any Paying Agent for the Securities of such series and by such Trustee or Paying Agent for the Securities of such series to the holders of such Securities with respect to such payment date shall be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate (as defined in Section 14.07 of the Indenture) as of the second Business Day preceding the applicable payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise established pursuant to
                Section 2.01 with respect to such series of Securities; provided; however, that if a Conversion Event occurs with respect to a currency unit, the equivalent of the currency unit in Dollars as of any date shall be determined by the Exchange Rate Agent on the following basis: The Component Currencies of the currency unit for this purpose shall be the currency amounts that were components of the currency unit as of the last date on which the currency unit was used in the European Monetary System. The equivalent of the currency unit in Dollars shall be calculated by aggregating the Dollar equivalents of the Component Currencies. The Dollar equivalent of each of the Component Currencies shall be determined by the Paying Agent or the Exchange Rate Agent on the basis of the most recently available Market Exchange Rates for such components. Any payment in respect of such Security made under such circumstances in Dollars will not constitute an Event of Default hereunder.

          (e) For purposes of this Indenture, the following terms shall have the following meanings:

                A "Component Currency" shall mean any currency which is a component currency of any currency unit.

                "Election Date" shall mean the date specified pursuant to
                Section 2.01(12).

                    For the purposes of clauses (c) and (d) of this Section 2.11 "Business Day" shall mean any day, other than a Saturday or Sunday that is neither (i) a legal holiday nor (ii) a day on which banking institutions are authorized or required by law or regulation to close in The City of New York, London or the principal financial center of the country or governmental entity issuing the Foreign Currency.

               (f) Notwithstanding any other provisions of this Section 2.11, the following shall apply: (i) if the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion, (ii) if two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such a single currency, (iii) if any Component Currency is divided into two or more currencies, the amount of that original Component Currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former Component Currency immediately before such division and (iv) in the event of an official redenomination of any currency (including, without limitation, a currency unit), the obligations of the Company to make payments in or with reference to such currency on the Securities of any series shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.

               (g) All determinations referred to in this Section 2.11 made by the Exchange Rate Agent shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the holders of the applicable Securities. The Exchange Rate Agent for a series of Securities shall promptly give written notice to the Trustee for the Securities of such series of any such decision or determination. The Exchange Rate Agent shall have no liability for any determinations referred to in this
                    Section 2.11 made by it except for loss sustained by reason of its gross negligence, willful misconduct or bad faith.

               (h) The Trustee for the Securities of a particular series shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent with respect to any of the matters addressed in or contemplated by this Section 2.11 and shall not otherwise have any duty or obligation to determine such information independently.

               Section 2.12.  The Exchange Rate Agent.  If and so long as the
                              -----------------------
               Securities of any series (i) are denominated in a currency unit or a currency other than Dollars or (ii) may be payable in a currency unit or a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company shall maintain with respect to each such series of Securities, or as so required, an Exchange Rate Agent. The Company shall cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 2.11 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency or currency unit into the applicable payment currency or currency unit for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 2.10 and the applicable Exchange Rate Agent Agreement, as the case may be.

               Except as otherwise provided in the applicable Exchange Rate Agent Agreement, no resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

               If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Corporation shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series).

               Section 2.13.  Segregation of Currencies; Action by Holders of
                              -----------------------------------------------
               Securities Denominated in Foreign Currency.  Subject to Section
               ------------------------------------------

               2.11, each reference to any currency or currency unit in any Security, or in the resolutions of the Board of Directors or supplemental indenture relating thereto, shall mean only the referenced currency or currency unit and no other currency or currency unit.

               The Trustee and each Paying Agent shall segregate moneys, funds and accounts held by the Trustee and such Paying Agent in one currency or currency unit from any moneys, funds or accounts held in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee or any Paying Agent to commingle such amounts.

               Whenever any action or act is to be taken hereunder by the holders of Securities denominated in a Foreign Currency or currency unit, then for purposes of determining the principal amount of Securities held by such holders, the aggregate principal amount of the Securities denominated in a Foreign Currency or currency unit shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee for such series in an Officers' Certificate for such Foreign Currency or currency unit into Dollars as of the date the taking of such action or act by the holders of the requisite percentage in principal amount of the Securities is evidenced to such Trustee."

          7. Section 4.02 of the Indenture is hereby amended by deleting the last paragraph thereof and inserting in lieu thereof the following:

               "The Company hereby initially designates the office of the Trustee located at 450 West 33/rd/ Street, New York, New York 10001 as the office or agency of the Company in the Borough of Manhattan, The City of New York, where Securities of each series may be presented for payment, for registration of transfer and for exchange as provided in this Indenture and where notices and demands to or upon the Company in respect of each series or of this Indenture may be served. The Company hereby initially designates the office of Chase Manhattan Bank, Luxembourg, S.A., located at 5, Rue Plaetis, L-2338 Luxembourg as the office or agency of the Company outside the Borough of Manhattan, The City of New York where the Securities of such series may be presented for payment and for registration of transfer or for exchange for as long as the Securities of a series are listed on the Luxembourg Stock Exchange. The Company designates the office of the Company located at 6604 West Broad Street, Richmond, Virginia 23230 as repository pursuant to Section 2.06 for the master list of the names and addresses of the holders of the Securities of each series."

          8. Section 4.04 of the Indenture is amended and supplemented by deleting the existing Section 4.04 and inserting in lieu thereof the following:

               "(a) The Company agrees, for the benefit of the holders from time to time of the Securities, that, until all of the Securities of the applicable series are no longer Outstanding or until moneys for the payment of all of the principal of, premium, if any, and interest on all Outstanding Securities of such series shall have been made available at the principal office of the Paying Agents and paid to the holders thereof or returned to the Company pursuant to Section 12.06, whichever occurs later, there shall at all times be a Paying Agent hereunder. The Company hereby appoints The Chase Manhattan Bank, with an office located at 450 West 33rd Street, New York, New York 10001 as its principal Paying Agent in New York, and, for such time as any Securities of the applicable series are listed on the Luxembourg Stock Exchange, Chase Manhattan Bank, Luxembourg, S.A. with an office located at 5, Rue Plaetis, L-2338 Luxembourg, as Paying Agent in Luxembourg in respect of the Securities. The Paying Agents shall arrange for the payment, from funds furnished by the Company to the Paying Agents of the principal of, premium, if any, and interest on each series of Securities on the date such payments become due and payable.

               (b) The Company may also serve as Paying Agent or appoint any of its affiliates to serve as Paying Agent. The Company will give to the Trustee (unless the Trustee is also such Paying Agent) written notice of any change in the office or agency of the Paying Agents hereunder. The Company shall have the right to vary or terminate the appointment of any such office or agency.

               (c) Each Paying Agent accepts its obligations set forth herein upon the terms and conditions hereof. If a Paying Agent shall change its specified office, it shall give the Company and the Trustee (unless the Trustee is also such Agent) not less than 45 days' prior written notice to that effect giving the address of the new office.

               (d) If the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

                     (1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series;

                     (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities of such series when the same shall be due and payable; and

                     (3) that at any time during the continuance of any failure by the Company (or by any other obligor on the Securities of such series) specified in the preceding paragraph (2), such Paying Agent will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it.

               (e) If the Company shall act as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of, premium, if any, or interest, if any, on the Securities of such series, set aside, segregate and hold in trust for the benefit of the holders of such Securities a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities of such series when the same shall become due and payable.

               (f) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

               (g) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.05 and 12.06.

               (h) Whenever the Company shall have one or more Paying Agents with respect to the Securities of any series, it will, prior to each due date of the principal of, premium, if any, or interest, if any, on the Securities of such series, deposit with a designated Paying Agent a sum sufficient to pay the principal, premium, if any, and interest, if any, so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium, if any, or interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act."

          9. Article Seven of the Indenture is amended and supplemented by adding the following Section 7.15 at the end thereof:

               "Section 7.15.  Trustee Acting as Paying Agent, Authenticating
                               ----------------------------------------------
               Agent or Security Registrar.  In the event that the Trustee is
               ---------------------------
               also acting as Paying Agent, Authenticating Agent or Security registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article Seven shall also be afforded to such Paying Agent, Authenticating Agent or Security registrar."

          10. This First Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of Securities hereafter authenticated and delivered under the Indenture shall be bound hereby. The Indenture as supplemented by this First Supplemental Indenture is hereby in all respects ratified and confirmed. The provisions of this First Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

          11. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          12. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          13. The recitals in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee and Chase Manhattan Bank, Luxembourg, S.A. assume no responsibility for the correctness of the same.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of this June 26, 2001.


[CORPORATE SEAL]                                  GE FINANCIAL ASSURANCE
                                                  HOLDINGS, INC.

                                                  By:___________________________
                                                     Name:
                                                     Title:

Attest:

_______________________
Title:



[CORPORATE SEAL]                                  THE CHASE MANHATTAN BANK,
                                                  as Trustee, Paying Agent and
                                                  Exchange Rate Agent

                                                  By:___________________________
                                                     Name:
                                                     Title:

Attest:

_______________________
Title:

[CORPORATE SEAL]                          CHASE MANHATTAN BANK,

                                          LUXEMBOURG, S.A., as Paying Agent

                                          By:___________________________________
                                             Name:
                                             Title:

Attest:

_______________________
Title: